Exhibit 99.1

ANNOUNCEMENT: MCEWEN MINING FOURTH QUARTER & FULL YEAR 2012

CONFERENCE CALL MARCH 11, 2 PM EST

TORONTO, ONTARIO - (March 8, 2012) - McEwen Mining Inc. (“McEwen Mining”) (NYSE: MUX) (TSX: MUX) Chief Owner, Rob McEwen, along with senior management, will be hosting a conference call Monday, March 11, 2013 at 2:00 PM EST to provide the fourth quarter and full-year Company update. McEwen Mining’s fourth quarter production results can be accessed here: http://www.mcewenmining.com/Media-Events/News-Releases/News-Releases-Details/2013/McEwen-Mining-Celebrates-Its-First-Year-of-Production1132653/default.aspx

WEBCAST:
http://www.gowebcasting.com/4215

TELEPHONE:

Participant dial-in number(s): 416-695-7848 / 800-769-8320
Participant pass code: None Required

REPLAY:
Dial-in number(s): 905-694-9451 / 800-408-3053
Pass code: 8222665

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; the Los Azules project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Mexico and Nevada.

McEwen Mining has 296,024,859 shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company. As of December 31, 2012, McEwen Mining had cash and liquid assets of approximately US$70 million and is debt free.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com

Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining Store: store.mcewenmining.com